Exhibit 99.1

FOR IMMEDIATE RELEASE

February 26, 2020

CONTACT:	Steve Filton
Chief Financial Officer
610-768-3300

UNIVERSAL HEALTH SERVICES, INC.

REPORTS 2019 FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS AND

2020 FULL YEAR EARNINGS GUIDANCE

Consolidated Results of Operations, As Reported and As Adjusted  – Three-month periods ended December 31, 2019 and 2018:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $245.2 million, or $2.79 per diluted share, during the fourth quarter of 2019 as compared to $158.1 million, or $1.70 per diluted share, during the comparable quarter of 2018.  Net revenues increased 5.1% to $2.896 billion during the fourth quarter of 2019 as compared to $2.754 billion during the fourth quarter of 2018.

Included in our reported, and our adjusted, net income attributable to UHS during the fourth quarter of 2019 is a pre-tax unrealized gain of $16.7 million, or $.15 per diluted share (included in “Other (income), expense, net”), resulting from an increase in the market value of shares of certain marketable securities held for investment and classified as available for sale.  Included in our reported, and our adjusted, net income attributable to UHS during the fourth quarter of 2018 is a pre-tax unrealized loss of $12.5 million, or $.10 per diluted share, resulting from a decrease in the market value of these shares.

As indicated on the attached Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), there were no significant adjustments made to our reported net income attributable to UHS during the fourth quarter of 2019.

As reflected on the Supplemental Schedule, our adjusted net income attributable to UHS during the fourth quarter of 2018 was $220.1 million, or $2.37 per diluted share,  Included in our reported results during the fourth quarter of 2018, is a net aggregate unfavorable after-tax impact of $62.0 million, or $.67 per diluted share, consisting primarily of the following: (i) an unfavorable after-tax impact of $24.5 million, or $.26 per diluted share, resulting from a $31.9 million pre-tax increase in the reserve established in connection with the civil aspects of the government’s investigation of our behavioral health care facilities (“DOJ Reserve”), as discussed below, and; (ii) an unfavorable after-tax impact of $37.7 million, or $.41 per diluted share, resulting from a $49.3 million provision for intangible asset impairment, as discussed below.

As calculated on the attached Supplemental Schedule, our earnings before interest, taxes, depreciation & amortization (“EBITDA net of NCI”, NCI is net income attributable to noncontrolling interests), was $485.1 million during the fourth quarter of 2019 as compared to $359.9 million during the fourth quarter of 2018.  Our adjusted earnings before interest, taxes, depreciation & amortization (“Adjusted EBITDA net of NCI”), which excludes the impacts of other (income) expense, net, as well as the unfavorable impact of the above-mentioned increase in the DOJ Reserve and provision for asset impairment, was $465.8 million during the fourth quarter of 2019 as compared to $453.6 million during the fourth quarter of 2018.

Consolidated Results of Operations, As Reported and As Adjusted  – Twelve-month periods ended December 31, 2019 and 2018:

Reported net income attributable to UHS was $814.9 million, or $9.13 per diluted share, during the twelve-month period ended December 31, 2019 as compared to $779.7 million, or $8.31 per diluted share, during the comparable twelve-month period of 2018.  Net revenues increased 5.6% to $11.378 billion during 2019 as compared to $10.772 billion during 2018.

Included in our reported, and our adjusted, net income attributable to UHS are pre-tax unrealized gains of $4.1 million, or $.04 per diluted share, during the twelve-month period ended December 31, 2019, and $6.0 million, or $.05 per diluted share, during the twelve-month period ended December 31, 2018.  As discussed above, these unrealized gains resulted from increases in the market value of shares of certain marketable securities held for investment and classified as available for sale.

For the twelve-month period ended December 31, 2019, our adjusted net income attributable to UHS, as calculated on the attached Supplemental Schedule, was $891.8 million, or $9.99 per diluted share, as compared to $894.4 million, or $9.53 per diluted share, during the twelve-month period of 2018.

As reflected on the Supplemental Schedule, included in our reported results during the twelve-month period ended December 31, 2019, is an aggregate net unfavorable after-tax impact of $77.0 million, or $.86 per diluted share, resulting from: (i) an unfavorable after-tax impact of $74.6 million, or $.84 per diluted share, resulting from a $97.6 million provision for asset impairment, as discussed below; (ii) an unfavorable after-tax impact of $14.6 million, or $.16 per diluted share, resulting from an increase in the DOJ Reserve and the net estimated federal and state income taxes due on the portion of the DOJ Reserve that is estimated to be non-deductible for income tax purposes, as discussed below, and; (iii) a favorable after-tax impact of $12.2 million, or $.14 per diluted share, resulting from our adoption of ASU 2016-09, “Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting” (“ASU 2016-09”).

As reflected on the Supplemental Schedule, included in our reported results during the twelve-month period ended December 31, 2018, is a net aggregate unfavorable after-tax impact of $114.6 million, or $1.22 per diluted share, consisting of: (i) an unfavorable after-tax impact of $78.2 million, or $.83 per diluted share, resulting from a $102.3 million pre-tax increase in the DOJ Reserve, as discussed below; (ii) an unfavorable after-tax impact of $37.7 million, or $.40 per diluted share, resulting from a $49.3 million provision for intangible asset impairment, as discussed below, partially offset by; (iii) a favorable after-tax impact of $1.2 million, or $.01 per diluted share, resulting from our adoption of ASU 2016-09.

As calculated on the attached Supplemental Schedule, our EBITDA net of NCI, was $1.707 billion during the twelve-month period ended December 31, 2019 as compared to $1.624 billion during the twelve-month period ended December 31, 2018.  Our Adjusted EBITDA net of NCI, which excludes the impacts of other (income) expense, net, as well as the unfavorable impacts of the above-mentioned provisions for asset impairment and increases in the DOJ Reserve, was $1.802 billion during the twelve-

month period ended December 31, 2019 as compared to $1.762 billion during the twelve-month period ended December 31, 2018.

Acute Care Services – Three and twelve-month periods ended December 31, 2019 and 2018:

During the fourth quarter of 2019, at our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) increased 2.1% and adjusted patient days increased 6.0%, as compared to the fourth quarter of 2018. At these facilities, net revenue per adjusted admission increased 5.3% while net revenue per adjusted patient day increased 1.4% during the fourth quarter of 2019 as compared to the fourth quarter of 2018. Net revenues from our acute care services on a same facility basis increased 7.9% during the fourth quarter of 2019 as compared to the fourth quarter of 2018.

During the twelve-month period ended December 31, 2019, at our acute care hospitals on a same facility basis, adjusted admissions increased 4.8% and adjusted patient days increased 5.7%, as compared to the full year of 2018. At these facilities, net revenue per adjusted admission increased 2.5% while net revenue per adjusted patient day increased 1.7% during the twelve-month period ended December 31, 2019 as compared to the full year of 2018. Net revenues from our acute care services on a same facility basis increased 7.7% during 2019 as compared to 2018.

Behavioral Health Care Services – Three and twelve-month periods ended December 31, 2019 and 2018:

During the fourth quarter of 2019, at our behavioral health care facilities on a same facility basis, adjusted admissions increased 0.8% while adjusted patient days increased 0.9% as compared to the fourth quarter of 2018. At these facilities, net revenue per adjusted admission increased 4.0% while net revenue per adjusted patient day increased 3.9% during the fourth quarter of 2019 as compared to the comparable quarter in 2018. On a same facility basis, our behavioral health care services’ net revenues increased 4.5% during the fourth quarter of 2019 as compared to the fourth quarter of 2018.

During the twelve-month period ended December 31, 2019, at our behavioral health care facilities on a same facility basis, adjusted admissions increased 1.2% while adjusted patient days increased 0.6% as compared to the full year of 2018. At these facilities, net revenue per adjusted admission increased 2.2% while net revenue per adjusted patient day increased 2.7% during the full year of 2019 as compared to 2018. On a same facility basis, our behavioral health care services’ net revenues increased 3.1% during the twelve-month period ended December 31, 2019 as compared to the full year of 2018.

Net Cash Provided by Operating Activities and Share Repurchase Program:

For the twelve months ended December 31, 2019, our net cash provided by operating activities increased to $1.438 billion as compared to $1.275 billion generated during the full year of 2018. The $164 million net increase was due to: (i) a favorable change of $110 million resulting from an increase in net income plus/minus depreciation and amortization expense, stock-based compensation expense, provision for asset impairment, net gains on sale of assets and costs related to extinguishment of debt; (ii) a favorable change of $29 million in accrued and deferred income taxes, and; (iii) $25 million of other combined net favorable changes.

In conjunction with our January 1, 2019 adoption of ASU 2017-12, “Targeted Improvements to Accounting for Hedging Activities”, we have included the net cash outflows/inflows, which were paid/received in connection with foreign exchange contracts that hedge our investment in the U.K., in investing cash flows on the consolidated statements of cash flows. During the twelve-month period ended December 31, 2019, in connection with foreign exchange contracts that hedge our investment in the U.K., we had $19.8 million of net cash outflows, as compared to $66.2 million of net cash inflows during the year ended December 31, 2018.  Prior to 2019, these net outflows/inflows were included in operating cash flows. Prior period amounts have been reclassified to conform with current year presentation on the consolidated statements of cash flows included herein.

In July, 2019, our Board of Directors authorized a $1.0 billion increase to our stock repurchase program, which increased the aggregate authorization to $2.7 billion from the previous $1.7 billion authorization approved in various increments since 2014. Pursuant to this program, which had an aggregate available repurchase authorization of $756.1 million as of December 31, 2019, shares of our Class B Common Stock may be repurchased, from time to time as conditions allow, on the open market or in negotiated private transactions.

In conjunction with our stock repurchase program, during the fourth quarter of 2019, we have repurchased approximately 1.29 million shares at an aggregate cost of $181.2 million (approximately $141 per share).  During the full year of 2019, we have repurchased approximately 5.40 million shares at an aggregate cost of $706.2 million (approximately $131 per share). Since inception of the program in 2014 through December 31, 2019, we have repurchased approximately 16.07 million shares at an aggregate cost of approximately $1.94 billion (approximately $121 per share).

Agreement in Principle with DOJ’s Civil Division and DOJ Reserve:

As previously disclosed on July 25, 2019, we have reached an agreement in principle with the DOJ’s Civil Division, and on behalf of various states’ attorneys general offices, to resolve the civil aspect of the government’s investigation of our behavioral health care facilities for $127 million subject to requisite approvals and preparation and execution of definitive settlement and related agreements.  At that time, we also disclosed that we were further advised that the previously disclosed investigations being conducted by the DOJ’s Criminal Frauds Section in connection with these matters had been closed.

In connection with the agreement in principle with the DOJ’s Civil Division, during the twelve-month period ended December 31, 2019, we recorded a pre-tax increase of approximately $11.0 million in the DOJ Reserve, which includes related fees and costs due to or on behalf of third-parties. There was no change to the DOJ Reserve during the fourth quarter of 2019.  The aggregate pre-tax DOJ Reserve amounted to approximately $134 million as of December 31, 2019.  As of December 31, 2018, the aggregate pre-tax DOJ Reserve amounted to approximately $123 million, including pre-tax increases of $31.9 million and $102.3 million recorded during the three and twelve-month periods ended December 31, 2018, respectively.

In late August, 2019, we received the initial draft of the settlement agreement from the DOJ’s Civil Division.  Negotiations regarding the terms and conditions of the settlement agreement continue. Based upon the terms and provisions included in the draft settlement agreement, and related subsequent discussions, our financial statements for the twelve-month period ended December 31, 2019 include an unfavorable provision for income taxes of $6.2 million resulting from the net estimated federal and state income taxes due on the portion of the aggregate pre-tax DOJ Reserve that is estimated to be non-deductible for income tax purposes.

Since the agreement in principle with the DOJ’s Civil Division is subject to certain required approvals and negotiation and execution of definitive settlement agreements, as well as finalization and execution of a corporate integrity agreement with the Office of Inspector General for the United States Department of Health and Human Services, we can provide no assurance that definitive agreements will ultimately be finalized. We therefore can provide no assurance that final amounts paid in settlement or otherwise, or associated costs, or the income tax deductibility of such payments, will not differ materially from our established reserve and assumptions related to income tax deductibility. Please see Item 3-Legal Proceedings in our Form 10-K for the year ended December 31, 2019 for additional disclosure in connection with this matter.

Provision for Asset Impairment – Foundations Recovery Network

Our financial results for twelve-month period ended December 31, 2019, include an aggregate pre-tax provision for asset impairment of $97.6 million recorded in connection with Foundations Recovery Network, L.L.C. (“Foundations”), which was acquired by us in 2015. This pre-tax provision for asset impairment includes: (i) a $74.9 million impairment provision to write-off the carrying value of the Foundations’ tradename intangible asset, and; (ii) a $22.7 million impairment provision to reduce the carrying value of real property assets of certain Foundations’ facilities.

Our financial results for the three and twelve-month periods ended December 31, 2018, include a pre-tax provision for asset impairment of $49.3 million to reduce the carrying value of a tradename intangible asset to approximately $75 million from approximately $124 million as originally recorded in connection with our acquisition of Foundations.

These provision for asset impairments, which are included in other operating expenses in our consolidated statements of income for the all applicable periods, were recorded after evaluation of the estimated fair value of the Foundations’ tradename as well as certain related real property assets. The provisions for asset impairments were impacted by the following: (i) decisions made by management during 2019 to cancel the opening of future planned de novo facilities; (ii) reductions in projected future patient volumes, revenues and cash flows based upon the operating trends and financial results experienced by existing facilities that significantly lagged expectations, and; (iii) competitive pressures experienced in certain markets that were deemed to be permanent.

2020 Operating Results Forecast:

Reflected below is our 2020 guidance range for consolidated net revenues, earnings before interest, taxes, depreciation & amortization, and the impacts of other income/expense and net income attributable to noncontrolling interests (“Adjusted EBITDA net of NCI”), adjusted net income attributable to UHS per diluted share (“Adjusted EPS-diluted”) and capital expenditures.

Adjusted EPS-diluted and Adjusted EBITDA net of NCI, are non-GAAP financial measures and should be examined in connection with net income determined in accordance with GAAP as presented in the consolidated financial statements and notes thereto in this report or in our filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2019. Please see the Supplemental Non-GAAP Disclosures - 2020 Operating Results Forecast schedule as included herein for additional information and a reconciliation to the financial forecasts as computed in accordance with GAAP.

                     For the Year Ended

                                             December 31, 2020

	Low	High
Net revenues	$11.960 billion	$12.116 billion
Adjusted EBITDA net of NCI	$1.823 billion	$1.902 billion
Adjusted EPS-diluted	$10.30 per share	$11.00 per share
Capital expenditures	$775 million	$825 million

Our 2020 guidance contains a number of assumptions including, but not limited to, the following:

•

The 2020 forecasted amounts exclude the impact of future items, if applicable, that are nonrecurring or non-operational in nature including items such as changes in the DOJ Reserve (including the income tax deductibility assumptions) established in connection with the agreement in principle with the Department of Justice-Civil Division (see below for additional disclosure), pre-tax unrealized gains/losses resulting from increases/decreases in the market value of shares of certain marketable securities held for investment and classified as available for sale, our adoption of ASU 2016-09, and other potential material items including, but not limited to, reserves for various matters including settlements, legal judgments and lawsuits, potential impacts of non-ordinary course acquisitions, divestitures, joint ventures or other strategic transactions, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, impairment of long-lived and intangible assets, other amounts that may be reflected in the current financial statements that relate to prior periods, and the impact of share repurchases that differ from included assumptions. It is also subject to certain conditions including those as set forth below in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures.

•

Our net revenues are estimated to be approximately $11.960 billion to $12.116 billion representing an increase of approximately 5.1% to 6.5% over our 2019 net revenues of approximately $11.378 billion.

•

Our Adjusted EBITDA net of NCI is estimated to be approximately $1.823 billion to $1.902 billion representing an increase of approximately 1.1% to 5.5% over our 2019 Adjusted EBITDA net of NCI of $1.802 billion.

•

The Adjusted EPS-diluted guidance range of $10.30 per diluted share to $11.00 per diluted share represents an increase of approximately 3.1% to 10.1% over our adjusted net income attributable to UHS of $9.99 per diluted share for the year ended December 31, 2019, as calculated on the attached Supplemental Schedule.

Conference call information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on February 27, 2020. The dial-in number is 1-877-648-7971.

A live broadcast of the conference call will be available on our website at www.uhsinc.com.  Also, a replay of the call will be available following the conclusion of the live call and will be available for one full year.

Adoption of ASU 2016-02, “Leases (Topic 842): Amendments to the FASB Accounting Standards Codification”:

Effective January 1, 2019, we adopted ASU 2016-02 which requires companies to, among other things, recognize lease assets and lease liabilities on the balance sheet. Our consolidated balance sheet as of December 31, 2019 includes right of use assets-operating leases and operating lease liabilities (current and noncurrent) recorded in connection with our adoption of ASU 2016-02.  Prior period financial statements were not adjusted for the effects of this new standard.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

One of the nation’s largest and most respected providers of hospital and healthcare services, Universal Health Services, Inc. has built an impressive record of achievement and performance. Growing steadily since our inception into an esteemed Fortune 500 corporation, our annual revenues were $11.378 billion during 2019. In 2020, UHS was again recognized as one of the World’s Most Admired Companies by Fortune; in 2019 ranked #293 on the Fortune 500; and in 2017, listed #275 in Forbes inaugural ranking of America’s Top 500 Public Companies.

Our operating philosophy is as effective today as it was 40 years ago, enabling us to provide compassionate care to our patients and their loved ones.  Our strategy includes building or acquiring high quality hospitals in rapidly growing markets, investing in the people and equipment needed to allow each facility to thrive, and becoming the leading healthcare provider in each community we serve.

Headquartered in King of Prussia, PA, UHS has more than 90,000 employees and through its subsidiaries operates 26 acute care hospitals, 328 behavioral health facilities, 42 outpatient facilities and ambulatory care access points, an insurance offering, a physician network and various related services located in 37 U.S. states, Washington, D.C., Puerto Rico and the United Kingdom. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT).  For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations.  Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2019), may cause the results to differ materially from those anticipated in the forward-looking statements.  Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially.  Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof.  We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

We believe that adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share, EBITDA net of NCI and Adjusted EBITDA net of NCI, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of material items impacting our net income attributable to UHS, such as, changes in the reserve established in connection with our discussions with the Department of Justice, our adoption of ASU 2016-09 and other potential material items that are nonrecurring or non-operational in nature including, but not limited to, impairments of long-lived and intangible assets, reserves for various matters including settlements, legal judgments and lawsuits, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income attributable to UHS, as determined in accordance with GAAP, and as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Reports on Form 10-K for the year ended December 31, 2019. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Twelve months
	ended December 31,		ended December 31,
	2019	2018	2019	2018
Net revenues	$2,896,247	2,754,496	$11,378,259	10,772,278

Operating charges:
Salaries, wages and benefits	1,431,640	1,331,704	5,588,893	5,254,536
Other operating expenses	644,393	717,942	2,723,911	2,614,687
Supplies expense	324,090	300,791	1,251,346	1,168,654
Depreciation and amortization	127,656	118,075	490,392	453,045
Lease and rental expense	27,489	26,162	107,809	106,094
	2,555,268	2,494,674	10,162,351	9,597,016

Income from operations	340,979	259,822	1,215,908	1,175,262
Interest expense, net	39,159	39,874	162,733	154,956
Other (income) expense, net	(19,338)	12,498	(13,162)	(14,219)
Income before income taxes	321,158	207,450	1,066,337	1,034,525
Provision for income taxes	73,148	43,828	238,794	236,642
Net income	248,010	163,622	827,543	797,883
Less: Net income attributable to noncontrolling interests	2,834	5,547	12,689	18,178
Net income attributable to UHS	$245,176	$158,075	$814,854	$779,705

Basic earnings per share attributable to UHS (a)	$2.81	$1.71	$9.16	$8.35

Diluted earnings per share attributable to UHS (a)	$2.79	$1.70	$9.13	$8.31

Universal Health Services, Inc.
Footnotes to Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Twelve months
	ended December 31,		ended December 31,
	2019	2018	2019	2018
(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS	$245,176	$158,075	$814,854	$779,705
Less: Net income attributable to unvested restricted share grants	(614)	(278)	(2,028)	(1,091)
Net income attributable to UHS - basic and diluted	$244,562	$157,797	$812,826	$778,614

Weighted average number of common shares - basic	87,184	92,187	88,762	93,276

Basic earnings per share attributable to UHS:	$2.81	$1.71	$9.16	$8.35

Weighted average number of common shares	87,184	92,187	88,762	93,276
Add: Other share equivalents	419	519	278	474
Weighted average number of common shares and equiv. - diluted	87,603	92,706	89,040	93,750

Diluted earnings per share attributable to UHS:	$2.79	$1.70	$9.13	$8.31

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Three Months ended December 31, 2019 and 2018
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Three months ended	% Net	Three months ended	% Net
	December 31, 2019	revenues	December 31, 2018	revenues
Net income attributable to UHS	$245,176		$158,075
Depreciation and amortization	127,656		118,075
Interest expense, net	39,159		39,874
Provision for income taxes	73,148		43,828
EBITDA net of NCI	$485,139	16.8%	$359,852	13.1%

Other (income) expense, net	(19,338)		12,498
Increase in DOJ Reserve	-		31,895
Provision for asset impairment	-		49,310
Adjusted EBITDA net of NCI	$465,801	16.1%	$453,555	16.5%

Net revenues	$2,896,247		$2,754,496

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended		Three months ended
	December 31, 2019		December 31, 2018
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$245,176	$2.79	$158,075	$1.70
Plus/minus after-tax adjustments:
Increase in DOJ Reserve and related income taxes	-	-	24,477	0.26
Impact of ASU 2016-09	(78)	-	(139)	-
Provision for asset impairment, after-tax	-	-	37,669	0.41
Subtotal adjustments	(78)	-	62,007	0.67
Adjusted net income attributable to UHS	$245,098	$2.79	$220,082	$2.37

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Twelve Months ended December 31, 2019 and 2018
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Twelve months ended	% Net	Twelve months ended	% Net
	December 31, 2019	revenues	December 31, 2018	revenues
Net income attributable to UHS	$814,854		$779,705
Depreciation and amortization	490,392		453,045
Interest expense, net	162,733		154,956
Provision for income taxes	238,794		236,642
EBITDA net of NCI	$1,706,773	15.0%	$1,624,348	15.1%

Other (income) expense, net	(13,162)		(14,219)
Increase in DOJ Reserve	10,978		102,327
Provision for asset impairment	97,631		49,310
Adjusted EBITDA net of NCI	$1,802,220	15.8%	$1,761,766	16.4%

Net revenues	$11,378,259		$10,772,278

Calculation of Adjusted Net Income Attributable to UHS

	Twelve months ended		Twelve months ended
	December 31, 2019		December 31, 2018
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$814,854	$9.13	$779,705	$8.31
Plus/minus after-tax adjustments:
Increase in DOJ Reserve and related income taxes	14,583	0.16	78,171	0.83
Impact of ASU 2016-09	(12,200)	(0.14)	(1,195)	(0.01)
Provision for asset impairment, after-tax	74,583	0.84	37,669	0.40
Subtotal adjustments	76,966	0.86	114,645	1.22
Adjusted net income attributable to UHS	$891,820	$9.99	$894,350	$9.53

Universal Health Services, Inc.
Consolidated Statements of Comprehensive Income
(in thousands)
(unaudited)

	Three months		Twelve months
	ended December 31,		ended December 31,
	2019	2018	2019	2018
Net income	$248,010	$163,622	$827,543	$797,883
Other comprehensive income (loss):
Unrealized derivative gains (losses) on cash flow hedges	0	(2,460)	(3,925)	(2,805)
Minimum pernsion liability	8,503	(6,892)	8,503	(6,892)
Foreign currency translation adjustment	47,078	25,198	27,886	9,718
Other	0	4,398	0	4,398
Other comprehensive income (loss) before tax	55,581	20,244	32,464	4,419
Income tax expense (benefit) related to items of other comprehensive income (loss)	5,489	8,987	4,813	8,905
Total other comprehensive income (loss), net of tax	50,092	11,257	27,651	(4,486)

Comprehensive income	298,102	174,879	855,194	793,397
Less: Comprehensive income attributable to noncontrolling interests	2,834	5,547	12,689	18,178
Comprehensive income attributable to UHS	$295,268	$169,332	$842,505	$775,219

Universal Health Services, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$61,268	$105,220
Accounts receivable, net	1,560,847	1,509,909
Supplies	159,889	148,206
Other current assets	133,930	174,467
Total current assets	1,915,934	1,937,802

Property and equipment	9,106,377	8,563,455
Less: accumulated depreciation	(4,089,679)	(3,715,515)
	5,016,698	4,847,940
Other assets:
Goodwill	3,869,760	3,844,628
Deferred income taxes	16,189	5,280
Right of use assets-operating leases	326,518	0
Deferred charges	6,373	8,772
Other	516,778	621,058
Total Assets	$11,668,250	$11,265,480

Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of long-term debt	$87,550	$63,446
Accounts payable and accrued liabilities	1,272,374	1,253,714
Legal reserves	144,509	129,150
Operating lease liabilities	56,442	0
Federal and state taxes	2,515	2,428
Total current liabilities	1,563,390	1,448,738

Other noncurrent liabilities	329,932	361,809
Operating lease liabilities noncurrent	270,076	0
Long-term debt	3,896,577	3,935,187
Deferred income taxes	25,071	49,661

Redeemable noncontrolling interest	4,333	4,292

UHS common stockholders' equity	5,504,105	5,389,262
Noncontrolling interest	74,766	76,531
Total equity	5,578,871	5,465,793

Total Liabilities and Stockholders' Equity	$11,668,250	$11,265,480

Universal Health Services, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Twelve months
	ended December 31,
	2019	2018
Cash Flows from Operating Activities:
Net income	$827,543	$797,883
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	490,392	453,076
Gain on sale of assets and businesses, net of losses	(7,540)	(2,513)
Stock-based compensation expense	69,431	66,581
Costs related to extinguishment of debt	0	2,727
Provision for asset impairment	97,631	49,310
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(42,056)	(42,239)
Accrued interest	209	(4,478)
Accrued and deferred income taxes	(25,194)	(54,052)
Other working capital accounts	39,664	24,696
Other assets and deferred charges	(27,205)	(31,429)
Other	7,703	(1,536)
Accrued insurance expense, net of commercial premiums paid	105,672	92,863
Payments made in settlement of self-insurance claims	(97,781)	(76,147)
Net cash provided by operating activities	1,438,469	1,274,742
Cash Flows from Investing Activities:
Property and equipment additions, net of disposals	(634,095)	(664,962)
Acquisition of property and businesses	(8,005)	(110,464)
(Outflows) Inflows from foreign exchange contracts that hedge our net U.K. investment	(19,763)	66,151
Proceeds received from sales of assets and businesses	9,450	13,502
Costs incurred for purchase and implementation of information technology applications	(21,418)	(36,243)
Increase in capital reserves of commercial insurance subsidiary	0	100
Investment in, and advances to, joint venture and other	(14,579)	(15,331)
Net cash used in investing activities	(688,410)	(747,247)
Cash Flows from Financing Activities:
Reduction of long-term debt	(57,142)	(830,496)
Additional borrowings	39,220	791,247
Financing costs	0	(13,787)
Repurchase of common shares	(770,504)	(397,425)
Dividends paid	(53,003)	(37,342)
Issuance of common stock	10,806	10,196
Profit distributions to noncontrolling interests	(15,859)	(14,595)
Capital contributions from minority members	1,446	0
Net cash used in financing activities	(845,036)	(492,202)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	959	(2,905)
(Decrease) Increase in cash, cash equivalents and restricted cash	(94,018)	32,388
Cash, cash equivalents and restricted cash, beginning of period	199,685	167,297
Cash, cash equivalents and restricted cash, end of period	$105,667	$199,685
Supplemental Disclosures of Cash Flow Information:
Interest paid	$157,406	$150,293
Income taxes paid, net of refunds	$260,622	$293,837
Noncash purchases of property and equipment	$63,514	$77,674
Right-of-use assets obtained in exchange for lease obligations	$383,857	$-

Universal Health Services, Inc.
Supplemental Statistical Information
(unaudited)

	% Change	% Change
Same Facility:	quarter ended	Twelve months ended
	12/31/2019	12/31/2019
Acute Care Services
Revenues	7.9%	7.7%
Adjusted Admissions	2.1%	4.8%
Adjusted Patient Days	6.0%	5.7%
Revenue Per Adjusted Admission	5.3%	2.5%
Revenue Per Adjusted Patient Day	1.4%	1.7%

Behavioral Health Care Services
Revenues	4.5%	3.1%
Adjusted Admissions	0.8%	1.2%
Adjusted Patient Days	0.9%	0.6%
Revenue Per Adjusted Admission	4.0%	2.2%
Revenue Per Adjusted Patient Day	3.9%	2.7%

UHS Consolidated	Fourth quarter ended		Twelve months ended
	12/31/2019	12/31/2018	12/31/2019	12/31/2018
Revenues	$2,896,247	$2,754,496	$11,378,259	$10,772,278
EBITDA net of NCI	$485,139	$359,852	$1,706,773	$1,624,348
EBITDA Margin net of NCI	16.8%	13.1%	15.0%	15.1%
Adjusted EBITDA net of NCI	$465,801	$453,555	$1,802,220	$1,761,766
Adjusted EBITDA Margin net of NCI	16.1%	16.5%	15.8%	16.4%

Cash Flow From Operations			$1,438,469	$1,274,742
Days Sales Outstanding			50	51
Capital Expenditures			$634,095	$664,962

Debt			$3,984,127	$3,998,633
UHS' Shareholders Equity			$5,504,105	$5,389,262
Debt / Total Capitalization			42.0%	42.6%
Debt / EBITDA net of NCI (1)			2.33	2.46
Debt / Adjusted EBITDA net of NCI (1)			2.21	2.27
Debt / Cash From Operations (1)			2.77	3.14

(1) Latest 4 quarters

Universal Health Services, Inc.

Acute Care Hospital Services

For the three and twelve months ended

December 31, 2019 and 2018

(in thousands)

Same Facility Basis - Acute Care Hospital Services

	Three months ended		Three months ended		Twelve months ended		Twelve months ended
	December 31, 2019		December 31, 2018		December 31, 2019		December 31, 2018
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,561,490	100.0%	$1,447,720	100.0%	$6,053,228	100.0%	5,621,338	100.0%
Operating charges:
Salaries, wages and benefits	661,670	42.4%	604,188	41.7%	2,556,383	42.2%	2,366,985	42.1%
Other operating expenses	349,498	22.4%	313,297	21.6%	1,364,735	22.5%	1,242,521	22.1%
Supplies expense	272,408	17.4%	249,523	17.2%	1,048,639	17.3%	968,067	17.2%
Depreciation and amortization	78,582	5.0%	70,699	4.9%	304,206	5.0%	278,661	5.0%
Lease and rental expense	15,246	1.0%	14,192	1.0%	60,324	1.0%	57,235	1.0%
Subtotal-operating expenses	1,377,404	88.2%	1,251,899	86.5%	5,334,287	88.1%	4,913,469	87.4%
Income from operations	184,086	11.8%	195,821	13.5%	718,941	11.9%	707,869	12.6%
Interest expense, net	502	0.0%	314	0.0%	1,330	0.0%	1,658	0.0%
Other (income) expense, net	-	-	-	-	(32)	(0.0)%	(2,498)	(0.0)%
Income before income taxes	$183,584	11.8%	$195,507	13.5%	$717,643	11.9%	$708,709	12.6%

All Acute Care Hospital Services

	Three months ended		Three months ended		Twelve months ended		Twelve months ended
	December 31, 2019		December 31, 2018		December 31, 2019		December 31, 2018
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,589,472	100.0%	$1,487,232	100.0%	$6,164,560	100.0%	5,719,905	100.0%
Operating charges:
Salaries, wages and benefits	662,538	41.7%	604,188	40.6%	2,559,682	41.5%	2,367,014	41.4%
Other operating expenses	375,049	23.6%	352,809	23.7%	1,474,674	23.9%	1,341,088	23.4%
Supplies expense	272,438	17.1%	249,523	16.8%	1,049,747	17.0%	968,067	16.9%
Depreciation and amortization	78,775	5.0%	70,699	4.8%	305,264	5.0%	278,661	4.9%
Lease and rental expense	15,215	1.0%	14,192	1.0%	60,485	1.0%	57,235	1.0%
Subtotal-operating expenses	1,404,015	88.3%	1,291,411	86.8%	5,449,852	88.4%	5,012,065	87.6%
Income from operations	185,457	11.7%	195,821	13.2%	714,708	11.6%	707,840	12.4%
Interest expense, net	502	0.0%	314	0.0%	1,330	0.0%	1,658	0.0%
Other (income) expense, net	-	-	-	-	(32)	(0.0)%	(2,498)	(0.0)%
Income before income taxes	$184,955	11.6%	$195,507	13.1%	$713,410	11.6%	$708,680	12.4%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments and lawsuits, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Acute Care Hospital Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2019.

The All Acute Care Hospital Services table summarizes the results of operations for all our acute care operations during the periods presented. These amounts include: (i) our acute care results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months.

Universal Health Services, Inc.

Behavioral Health Care Services

For the three and twelve months ended

December 31, 2019 and 2018

(in thousands)

Same Facility - Behavioral Health Care Services

	Three months ended		Three months ended		Twelve months ended		Twelve months ended
	December 31, 2019		December 31, 2018		December 31, 2019		December 31, 2018
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,288,176	100.0%	1,233,285	100.0%	$5,058,199	100.0%	4,907,002	100.0%
Operating charges:
Salaries, wages and benefits	687,549	53.4%	653,067	53.0%	2,687,677	53.1%	2,577,411	52.5%
Other operating expenses	239,449	18.6%	237,351	19.2%	947,073	18.7%	939,220	19.1%
Supplies expense	51,160	4.0%	50,401	4.1%	199,578	3.9%	197,243	4.0%
Depreciation and amortization	44,308	3.4%	42,046	3.4%	163,963	3.2%	155,652	3.2%
Lease and rental expense	10,998	0.9%	11,153	0.9%	44,123	0.9%	45,673	0.9%
Subtotal-operating expenses	1,033,464	80.2%	994,018	80.6%	4,042,414	79.9%	3,915,199	79.8%
Income from operations	254,712	19.8%	239,267	19.4%	1,015,785	20.1%	991,803	20.2%
Interest expense, net	357	0.0%	363	0.0%	1,460	0.0%	1,597	0.0%
Other (income) expense, net	(1,438)	(0.1)%	1,205	0.1%	(380)	(0.0)%	2,530	0.1%
Income before income taxes	$255,793	19.9%	$237,699	19.3%	$1,014,705	20.1%	$987,676	20.1%

All Behavioral Health Care Services

	Three months ended		Three months ended		Twelve months ended		Twelve months ended
	December 31, 2019		December 31, 2018		December 31, 2019		December 31, 2018
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,311,623	100.0%	1,264,323	100.0%	$5,210,063	100.0%	5,038,874	100.0%
Operating charges:
Salaries, wages and benefits	690,140	52.6%	662,117	52.4%	2,739,871	52.6%	2,617,337	51.9%
Other operating expenses	261,483	19.9%	312,404	24.7%	1,152,733	22.1%	1,091,102	21.7%
Supplies expense	51,305	3.9%	51,043	4.0%	201,114	3.9%	200,008	4.0%
Depreciation and amortization	45,370	3.5%	44,207	3.5%	172,697	3.3%	163,155	3.2%
Lease and rental expense	11,614	0.9%	11,827	0.9%	46,799	0.9%	48,316	1.0%
Subtotal-operating expenses	1,059,912	80.8%	1,081,598	85.5%	4,313,214	82.8%	4,119,918	81.8%
Income from operations	251,711	19.2%	182,725	14.5%	896,849	17.2%	918,956	18.2%
Interest expense, net	357	0.0%	363	0.0%	1,460	0.0%	1,597	0.0%
Other (income) expense, net	(1,438)	(0.1)%	1,206	0.1%	(5,576)	(0.1)%	1,842	0.0%
Income before income taxes	$252,792	19.3%	$181,156	14.3%	$900,965	17.3%	$915,517	18.2%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments, lawsuits and reserves established in connection with the government’s investigation of our behavioral health care facilities, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Behavioral Health Care Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and in the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2019.

The All Behavioral Health Care Services table summarizes the results of operations for all our behavioral health care facilities during the periods presented. These amounts include: (i) our behavioral health results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months as well as the results of certain facilities that were closed or restructured during the past year.

Universal Health Services, Inc.
Selected Hospital Statistics
For the three months ended
December 31, 2019 and 2018

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	12/31/19	12/31/18	% change	12/31/19	12/31/18	% change

Hospitals owned and leased	26	26	0.0%	327	324	0.9%
Average licensed beds	6,387	6,340	0.7%	23,648	23,907	-1.1%
Average available beds	6,215	6,164	0.8%	23,545	23,823	-1.2%
Patient days	367,313	348,399	5.4%	1,612,906	1,612,081	0.1%
Average daily census	3,992.5	3,786.8	5.4%	17,531.6	17,522.6	0.1%
Occupancy-licensed beds	62.5%	59.7%	4.7%	74.1%	73.3%	1.1%
Occupancy-available beds	64.2%	61.4%	4.6%	74.5%	73.6%	1.2%
Admissions	79,156	77,988	1.5%	120,264	119,997	0.2%
Length of stay	4.6	4.5	3.9%	13.4	13.4	-0.2%

Inpatient revenue	$7,210,451	$6,279,880	14.8%	$2,532,774	$2,425,291	4.4%
Outpatient revenue	4,529,430	3,797,937	19.3%	273,775	260,836	5.0%
Total patient revenue	11,739,881	10,077,817	16.5%	2,806,549	2,686,127	4.5%
Other revenue	121,482	100,480	20.9%	60,371	50,072	20.6%
Gross hospital revenue	11,861,363	10,178,297	16.5%	2,866,920	2,736,199	4.8%
Total deductions	10,271,891	8,691,065	18.2%	1,555,297	1,471,876	5.7%
Net hospital revenue	$1,589,472	$1,487,232	6.9%	$1,311,623	$1,264,323	3.7%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	12/31/19	12/31/18	% change	12/31/19	12/31/18	% change

Hospitals owned and leased	26	26	0.0%	312	312	0.0%
Average licensed beds	6,387	6,340	0.7%	23,406	23,260	0.6%
Average available beds	6,215	6,164	0.8%	23,303	23,176	0.5%
Patient days	367,313	348,399	5.4%	1,600,745	1,586,439	0.9%
Average daily census	3,992.5	3,786.8	5.4%	17,399.4	17,243.9	0.9%
Occupancy-licensed beds	62.5%	59.7%	4.7%	74.3%	74.1%	0.3%
Occupancy-available beds	64.2%	61.4%	4.6%	74.7%	74.4%	0.4%
Admissions	79,156	77,988	1.5%	119,545	118,589	0.8%
Length of stay	4.6	4.5	3.9%	13.4	13.4	0.1%

Universal Health Services, Inc.
Selected Hospital Statistics
For the twelve months ended
December 31, 2019 and 2018

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	12/31/19	12/31/18	% change	12/31/19	12/31/18	% change

Hospitals owned and leased	26	26	0.0%	327	324	0.9%
Average licensed beds	6,379	6,232	2.4%	23,812	23,509	1.3%
Average available beds	6,205	6,056	2.5%	23,711	23,425	1.2%
Patient days	1,451,847	1,376,988	5.4%	6,487,707	6,418,334	1.1%
Average daily census	3,977.7	3,772.4	5.4%	17,774.5	17,584.5	1.1%
Occupancy-licensed beds	62.4%	60.5%	3.0%	74.6%	74.8%	-0.2%
Occupancy-available beds	64.1%	62.3%	2.9%	75.0%	75.1%	-0.1%
Admissions	317,983	303,985	4.6%	488,367	482,658	1.2%
Length of stay	4.6	4.5	0.8%	13.3	13.3	-0.1%

Inpatient revenue	$28,430,922	$24,814,959	14.6%	$10,100,903	$9,735,521	3.8%
Outpatient revenue	17,666,629	14,967,313	18.0%	1,066,704	1,025,721	4.0%
Total patient revenue	46,097,551	39,782,272	15.9%	11,167,607	10,761,242	3.8%
Other revenue	458,851	397,932	15.3%	228,712	202,346	13.0%
Gross hospital revenue	46,556,402	40,180,204	15.9%	11,396,319	10,963,588	3.9%
Total deductions	40,391,842	34,460,299	17.2%	6,186,256	5,924,714	4.4%
Net hospital revenue	$6,164,560	$5,719,905	7.8%	$5,210,063	$5,038,874	3.4%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	12/31/19	12/31/18	% change	12/31/19	12/31/18	% change

Hospitals owned and leased	26	26	0.0%	312	312	0.0%
Average licensed beds	6,379	6,232	2.4%	23,047	22,850	0.9%
Average available beds	6,205	6,056	2.5%	22,946	22,767	0.8%
Patient days	1,451,847	1,376,988	5.4%	6,350,818	6,317,639	0.5%
Average daily census	3,977.7	3,772.4	5.4%	17,399.5	17,308.6	0.5%
Occupancy-licensed beds	62.4%	60.5%	3.0%	75.5%	75.7%	-0.3%
Occupancy-available beds	64.1%	62.3%	2.9%	75.8%	76.0%	-0.3%
Admissions	317,983	303,985	4.6%	483,010	477,789	1.1%
Length of stay	4.6	4.5	0.8%	13.1	13.2	-0.6%

Universal Health Services, Inc.
Supplemental Non-GAAP Disclosures
2020 Operating Results Forecast
(in thousands, except per share amounts)

	Forecast For The Year Ending December 31, 2020
		% Net		% Net
	Low	revenues	High	revenues
Net revenues	$11,960,000		$12,116,000

Adjusted net income attributable to UHS (a)	$882,833		$942,981
Depreciation and amortization	511,712		511,712
Interest expense	161,237		161,237
Other (income) expense, net	(4,917)		(4,917)
Provision for income taxes	271,941		290,573
Adjusted EBITDA net of NCI (b)	$1,822,806	15.2%	$1,901,586	15.7%

Adjusted net income attributable to UHS, per diluted share (a)	$10.30		$11.00

Shares used in computing diluted earnings per share	85,491		85,491

(a) Adjusted net income attributable to UHS/per diluted share are non-GAAP financial measures.  The 2020 forecasted amounts exclude the impact of future items, if applicable, that are nonrecurring or non-operational in nature including items such as changes in the DOJ Reserve (including the income tax deductibility assumptions) established in connection with the agreement in principle with the Department of Justice-Civil Division, pre-tax unrealized gains/losses resulting from increases/decreases in the market value of shares of certain marketable securities held for investment and classified as available for sale, our adoption of ASU 2016-09, and other potential material items including, but not limited to, reserves for various matters including settlements, legal judgments and lawsuits, potential impacts of non-ordinary course acquisitions, divestitures, joint ventures or other strategic transactions, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, impairment of long-lived and intangible assets, other amounts that may be reflected in the current financial statements that relate to prior periods, and the impact of share repurchases that differ from included assumptions. It is also subject to certain conditions including those as set forth below in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures.

(b) Adjusted EBITDA net of NCI is a non-GAAP financial measure.  To obtain a complete understanding of our financial performance, Adjusted EBITDA net of NCI should be examined in connection with net income determined in accordance with GAAP as presented in the consolidated financial statements and notes thereto in this report or in our filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2019.